Exhibit 99.1

ACLARIS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

MALVERN, PA, November 16, 2016 — Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a clinical-stage specialty pharmaceutical company, today announced that it intends to offer and sell, subject to market conditions, $65,000,000 of shares of its common stock in an underwritten public offering.  All of the shares of common stock to be sold in the offering will be offered by Aclaris. Aclaris also intends to grant the underwriters a 30-day option to purchase up to an additional $9,750,000 of shares of its common stock sold in the public offering on the same terms and conditions.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Aclaris intends to use the net proceeds from the offering to fund the submissions for regulatory approval of its drug candidate A-101 Topical Solution (A-101) for the treatment of seborrheic keratosis (SK), to develop a commercial sales force to market A-101 for the treatment of SK, if approved, to fund the continued research and development of A-101 for the treatment of common warts and its JAK inhibitor drug candidates ATI-50001 and ATI-50002 for the treatment of alopecia areata, to fund preclinical development and formulation of a JAK inhibitor drug candidate for the treatment of androgenetic alopecia and vitiligo, and for working capital and general corporate purposes.

Jefferies LLC, Leerink Partners LLC and Guggenheim Securities LLC are acting as joint book-running managers for the offering. William Blair & Company, L.L.C. is acting as lead manager for the offering and JMP Securities LLC is acting as co-manager.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on November 2, 2016 and declared effective by the SEC on November 14, 2016.  The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.  A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com, or by phone at (877) 547-6340; Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6142, email: syndicate@Leerink.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at 212-518-9658, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a clinical-stage specialty pharmaceutical company focused on identifying, developing, and commercializing innovative and differentiated drugs to address significant unmet needs in dermatology.  Aclaris is based in Malvern, Pennsylvania.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Aclaris Therapeutics, Inc., including statements about Aclaris’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in Aclaris’s Annual Report on Form 10-K for the year ended December 31, 2015, Aclaris’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and Aclaris’s other filings with the SEC under the heading “Risk Factors.”  In addition, the forward-looking statements included in this press release represent Aclaris’s views as of the date hereof. Aclaris anticipates that subsequent events and developments will cause Aclaris’s views to change. However, while Aclaris may elect to update these forward-looking statements at some point in the future, Aclaris specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aclaris’s views as of any date subsequent to the date hereof.

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Contact:

Aclaris Contact

Michael Tung, M.D.

Vice President / Investor Relations

484-329-2140

mtung@aclaristx.com

Media Contact

Mariann Caprino

TogoRun

917-242-1087

M.Caprino@togorun.com